01/23/2006">

As filed with the Securities and Exchange Commission January 19, 2006

File No. 333-129388

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM SB-2 Amendment 2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RNS SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	71-098116 (IRS Employer Identification No.)

2197 West 2nd Avenue, Suite 103

Vancouver, B.C. V6K 1H7

Canada

(Address and telephone number of registrant’s principal offices)

Livio Susin

2197 West 2nd Avenue, Suite 103

Vancouver, B.C. V6K 1H7

Canada

(604) 789-2410

(Name, address and telephone number of agent for service)

Copies to:

Cletha A. Walstrand, Esq.

1328 East 600 North

Bountiful, UT

(801) 295-0089

(801) 295-3458 fax

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [  ]

________________________________________________________

CALCULATION OF REGISTRATION FEE

Title of each class

Amount to be

  Proposed offering

Proposed maximum

Amount of

of securities to

registered

  price per share

aggregate offering

registration

be registered

price

fee

Common Stock

1,500,000 shares $0.10 per share

$150,000

$20.00

The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

“The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.”

2

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion January 19, 2006

PROSPECTUS

$75,000 Minimum / $150,000 Maximum

RNS SOFTWARE, INC.

COMMON STOCK

This is RNS’s initial public offering.  We are offering a minimum of 750,000 shares and a maximum of 1,500,000 shares of common stock.  The public offering price is $0.10 per share.  No public market currently exists for our shares and we do not plan to apply to have our shares listed on any national securities exchange or the Nasdaq Stock Market.  We do not have any agreements with any market makers.  It is likely that any shares purchased from this offering will not be liquid and you may not be able to resell your shares.  We only have a limited history of operations.

See “Risk Factors” beginning on page 3 for certain information you should consider before you purchase the shares.  It is likely our stock will become subject to the Penny Stock rules which impose significant restrictions on the Broker-Dealers and may affect the resale of our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The shares are offered on a “minimum/maximum, best efforts” basis directly through our officer and director.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  Our officer and director will not register as a broker-dealer with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act. There is no public trading market for our securities, and if a market develops for our securities, it will most likely be limited, sporadic and highly volatile.  If no market develops, you will not be able to resell your shares publicly.

The proceeds of the offering will be placed and held in an escrow account at Escrow Specialists, P. O. Box 3287, Ogden, UT 84405, until a minimum of $75,000 in cash has been received as proceeds from sale of shares.  This offering will expire 90 days after the date of this offering and can be extended by the management for an additional 30 days.  If we do not receive the minimum proceeds within 120 days from the date of this prospectus, your investment will be promptly returned to you without interest and without any deductions.  We may terminate this offering prior to the expiration date.

Price to Public

Commissions

Proceeds to Company

Per Share

$0.10

$-0-

$0.10

Minimum

$75,000

$-0-

$75,000

Maximum

$150,000

$-0-

$150,000

The date of this Prospectus is January 19, 2006

_________________________________________________________________

PROSPECTUS SUMMARY

About our company

We were formed as a Nevada corporation on January 6, 2005 as RNS Software, Inc.  We are in the business of developing and marketing a software package named SEOdoctor, consisting of the domain name www.seodoctor.com, related software, and the existing customer database.  We are not selling any database.  We have compiled our own database of potential clients from a variety of industry sources.  Our database is for internal marketing use only.  Any references to our website or any other website are inactive textual references only and that any information on our website is not intended to be a part of this registration statement..

SEOdoctor stands for “Search Engine Optimization”.  This product allows a client’s website to have key identifier words embedded in the home page which in turn would interact with Google or other search engines, and results in the client’s website receiving a higher profile / ranking in searches.

We will be competing with a broad range of companies who provide similar services including national, regional and local businesses.  The competition is highly fragmented with many players dominating the market.  Some of our competitors include IBP (www.alexandra.com), Webtrends, Inc. (www.webposition.com), Website-Submission.com, Windrose Software (www.optilinksoftware.com), as well as others.

We have commenced only limited operations.  We have not sold any of our products or services a of the date of this prospectus.  As of September 30, 2005, we realized a cumulative net loss of $11,861 and have not yet established profitable operations.  These factors raise substantial doubts about our ability to continue as a going concern.

We are registering this offering in California and Colorado only.  We are offering a minimum of 750,000 and a maximum of 1,500,000 shares.  Upon completion of the offering, we will have 25,750,000 shares outstanding if we sell the minimum and 26,500,000 shares outstanding if we sell the maximum number of shares.  We will realize $75,000 if we raise the minimum and $150,000 if we raise the maximum amount of the offering.  We anticipate our expenses related to the offering to be approximately $30,000.  We will use the proceeds from the offering to repay existing debt and implement our business plan.  We need to raise at least the minimum offering amount from this offering so we can continue operations and implement our business plan for the next twelve months.  We believe that with the minimum net offering proceeds amount of $45,000, we can repay our outstanding debt, fund advertising campaigns aimed at increasing sales and cover our costs over the next year.

Upon completion of this offering, our current shareholders will own 97.1% of the stock if the minimum is raised and 94.3% of the stock if the maximum is raised.  This means that our current shareholders will be able to elect directors and control the future course of RNS.

Our principal executive offices are located at 2197 West 2nd Avenue, Suite 103, Vancouver, B.C. V6K 1H7, Canada.  Our telephone number is 604-789-2410.

RISK FACTORS

Investing in our stock is very risky and you should be able to bear a complete loss of your investment.  Please read the following risk factors closely.

Because we are a new business and we have not proven our ability to generate profit, an investment in our company is risky.  We have no meaningful operating history so it will be difficult for you to evaluate an investment in our stock.  We have not sold any of our products to date.  For the period ended September 30, 2005, we had no revenue and a net loss of $11,861.  Our auditors have expressed substantial doubt about our ability to continue as a going concern.  We cannot assure that we will ever be profitable.  Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

If we do not raise money through this offering, it is unlikely we can continue operations.  As of September 30, 2005, we had assets of $19,214 and current liabilities of $24,075.  We are devoting substantially all of our present efforts to establishing a new business and need the proceeds from this offering to continue implementing our business plan.  We have not generated any income as of September 30, 2005.  If we cannot raise money through this offering, we will have to seek other sources of financing or we will be forced to curtail or terminate our business.  There is no assurance that additional sources of financing will be available at all or at a reasonable cost.  These factors raise substantial doubt about our ability to continue as a going concern.

If our operating costs exceed our estimates, it may impact our ability to continue operations.  We believe we have accurately estimated our needs for the next twelve months based on receiving both the minimum and maximum amount of the offering.  It is possible that we may need to purchase additional equipment or that our operating costs will be higher than estimated.  If this happens, it may impact our ability to generate revenue and we would need to seek additional funding.  We intend to establish our initial clientele via existing relationships with web site developers and companies providing web hosting services.  Should these relationships not generate the anticipated volume of clientele, any unanticipated marketing would diminish our working capital.

We cannot predict our revenues and our contracts can be terminated with little or no notice making an investment in RNS extremely risky.  Our target market is small to medium sized businesses that need to achieve higher exposure for their websites.  Our revenues are derived primarily from subscriptions that vary from terms of one month to one year and at various rates, depending on the services to be provided.  As a result, our revenues are difficult to predict from period to period.  We provide services to clients under contracts that are terminable upon little or no notice.

The pricing structure of our services may preclude our ability to be profitable.  We have reviewed select competitors for our services and have made a reasonable estimate with respect to pricing structure.  If our services are too costly compared to our competition, we may deter potential clientele.  Our management is less experienced in pricing these services than many of our competitors.  We may find that while keeping our pricing competitive, we experience more labor hours than our competitors, and in comparison experience a lower profit margin on projects.

We may not be able to compete in the market because we lack experience and have limited funds.  The majority of our competitors have greater financial and other resources than we do.  Our competitors may also have a history of successful operations and an established reputation within the industry.  Some of our competitors may be prepared to accept less favorable payment terms than us when negotiating or renewing contracts.  In addition, the market is characterized by an increasing number of entrants that have introduced or developed services similar to those offered by us.  We believe that competition will intensify and increase in the future.  As a result, our competitors may be better positioned to address these developments or may react more favorably to these changes.  Our inability to be competitive in obtaining and maintaining clients would have a negative effect on our revenues and results of operations.

If we lose the services of Mr. Livio Susin, it is unlikely that our business could continue.  RNS requires the services of our executive officer to become established.  Our business relies exclusively on Mr. Susin's services because he is currently our sole employee, officer and director.  We have no employment agreement with our executive officer.  If we lost the services of our executive officer, it is questionable we would be able to find a replacement and it is likely our business would fail.

Our president has limited experience in running this type of service operation and our business may suffer from unforeseen problems.  Although our president is knowledgeable in many aspects of the business and internet related industry, he has had no specific past experience in running a search optimization business.  There may be significant unforeseen obstacles to intended growth strategies that have not been accurately anticipated that could significantly impact our operations and cause us to cease operating.

Internet system failures or viruses could seriously impact our operations and cause customers to seek other solutions.  The need to process and securely transmit all confidential information as well as deliver the software will be critical to our clients.  Any computer virus that is spread over the Internet could disable or damage our system or delay our ability to allow our clients to download the purchased product.  Additionally, any breach of confidentiality could cause credibility problems with our clients.  Our success is dependent upon our ability to deliver quality, uninterrupted software downloads via the Internet to the clients.  Any system failure that causes interruption in our operations could impact our ability to maintain customers.  Failures in the telecommunications network on which we rely would result in customers’ receiving no or diminished service.

Our business is in a rapidly changing industry and if we do not keep pace with new technology, we may not be able to compete and keep our customers.  If we do not keep pace with changing technologies and client preferences, our current services may become obsolete or unmarketable.  For example, many competitors provide search engine optimization software as well as other search engine marketing tools, including consulting.  We do not currently provide any other search engine marketing tools or consulting.  Many companies seek to engage search engine marketing services that include consulting and other tools we do not currently offer.  Also, if we are unable to keep up with changes in technology, it is likely our services and products would become obsolete which would severely limit our ability to attract and service our clients.

Because we have no client subscriptions and need to develop a client base in order to generate revenue, an investment in RNS is extremely risky.  Our target market is small to medium sized businesses that desire to increase their web-site visibility by using a search engine optimization software.  Our lack of long-term client subscriptions reduces the predictability of our revenues because these subscriptions may be canceled on short notice.  We do not currently have any paid subscriptions for our services, and no assurance we will be able to develop a significant client base for our products.  Our inability to attract and retain clients will seriously jeopardize our business and may cause us to cease operations.  Our clients will generally subscribe for periods lasting from one month to one year, rather than under long-term contracts.  As a result, a client may not engage us for further services once their subscription has expired.  We intend to establish our initial clientele via existing relationships with web hosting professionals, web site designers and other internet related professionals.  As of the date of this prospectus we have provided search engine optimization services to a number of clients at no cost for testing and marketing purposes.  Should these relationships not generate the anticipated volume of subscribers, we make not be able to generate a profit.

If the market does not accept our other new products or upgrades to existing products that we launch from time to time, our operating results and financial condition would be materially adversely affected.  From time to time, we plan on launching new products and upgrades to existing products.  Our future success with our next generation product offerings will depend on our ability to accurately determine the functionality and features required by our customers, as well as the ability to enhance our products and deliver them in a timely manner. We cannot predict the present and future size of the potential market for our next generation of products, and we may incur substantial costs to enhance and modify our products and services in order to meet the demands of this potential market.

If we experience delays in product development or the introduction of new products or new versions of existing products, our business and sales will be negatively affected.  There can be no assurance that we will not experience delays in connection with our current product development or future development activities.  If we are unable to develop and introduce new products, or enhancements to existing products in a timely manner in response to changing market conditions or customer requirements, it may materially and adversely affect our operating results and financial condition.  Because we have limited resources, we must effectively manage and properly allocate and prioritize our product development efforts.  There can be no assurance that these efforts will be successful or, even if successful, that any resulting products will achieve customer acceptance.

Lower than expected demand for our products and services will impair our business and would materially adversely affect our results of operations and financial condition.  If we meet a lower demand for our products than we are expecting, our business, results of operations and financial condition are likely to be materially adversely affected.  Moreover, overall demand for search engine optimization products in general may grow slowly or decrease in upcoming quarters and years because of unfavorable general economic conditions, decreased spending by companies in need of search engine optimization solutions or otherwise. This may reflect a saturation of the market for search engine optimization software solutions.  To the extent that there is a slowdown in the overall market for search engine optimization software, our business, results of operations and financial condition are likely to be materially adversely affected.

Exchange rate fluctuations between the U.S. Dollar and other currencies in which we do business may result in currency translation losses.  Our offices are located in Vancouver, Canada.  We believe that our products will attract international users who will pay for their subscriptions in currencies other than US Dollars.  In that case we may need to exchange some of the cash held in other foreign currencies, to U.S. Dollars. We do not engage in hedging transactions, and an unfavorable foreign exchange rate at the time of conversion to U.S. Dollars would adversely affect the net fair value of the foreign denominated cash upon conversion.

We have only limited protection of our proprietary rights and technology and any misappropriation of our technology could jeopardize our business.  Our success is heavily dependent upon our proprietary technology. We rely on a combination of the protections provided under applicable copyright, trademark and trade secret laws, confidentiality procedures and licensing arrangements, to establish and protect our proprietary rights. As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our developers, distributors and marketers.  Despite these precautions, it may be possible for unauthorized third parties to copy certain portions of our products or to reverse engineer or obtain and use information that we regard as proprietary, to use our products or technology without authorization, or to develop similar technology independently. Moreover, the laws of some other countries do not protect our proprietary rights to the same extent as do the laws of the United States. Furthermore, we have no patents and have not sought to register any trademarks and existing copyright laws afford only limited protection.  There can be no assurance that we will be able to protect our proprietary software against unauthorized third party copying or use, which could adversely affect our competitive position.

Customer claims, whether successful or not, could be expensive and could harm our business.  The sale and support of our products may entail the risk of product liability claims. Our license agreements typically contain provisions designed to limit exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in such license agreements may not be effective as a result of federal, state or local laws or ordinances or unfavorable judicial decisions. A successful product liability claim brought against us relating to our product or third party software embedded in our products could have a material adverse effect upon our business, operating results and financial condition.

It is likely our stock will become subject to the Penny Stock rules which impose significant restrictions on the Broker-Dealers and may affect the resale of our stock.   A penny stock is generally a stock that

- is not listed on a national securities exchange or Nasdaq,

- is listed in "pink sheets" or on the NASD OTC Bulletin Board,

- has a price per share of less than $5.00 and

- is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

- determination of the purchaser's investment suitability,

- delivery of certain information and disclosures to the purchaser, and

- receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules.  In the event our common stock becomes subject to the penny stock trading rules,

- such rules may materially limit or restrict the ability to resell our common stock, and

- the liquidity typically associated with other publicly traded equity securities may not exist.

A market for our stock may never develop and you would not have the ability to sell your stock publicly.

If the offering is completed, you will have little or no ability to control operations.  Although you will pay a price per share that substantially exceeds the price per share paid by current shareholders and will contribute a significantly higher percentage of the total amount to fund our operations, you will own a very small percent, approximately 3% of our shares if we raise the minimum and 5.6% if we raise the maximum.  As a result, you have little or no ability to control how management operates our business and our current shareholders will be able to elect directors and control the future course of RNS.   Mr. Susin has and will continue to have control of RNS as the owner of 77.6% if we raise the minimum and 75% if we raise the maximum, of the outstanding common stock and as the sole employee, officer and director.

If the offering is completed you will experience substantial dilution to your investment in RNS.  As an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by current shareholders and you will contribute a high percentage of the total amount to fund RNS, but will only own a small percentage of our shares.  Investors will have contributed $75,000 if the minimum is raised and $150,000 if the maximum offering is raised, compared to $7,000 contributed by current shareholders.  Further, if the minimum is raised, investors will only own 3% of the total shares and if the maximum is raised, investors will only own 5.6% of the total shares.  If the minimum is raised, the net tangible book value per share will be $0.00107 and if the maximum is raised, the net tangible book value per share will be $0.00387 compared to the $0.10 per share you will pay to invest in RNS.

We are self-underwriting our offering and do not have the typical public market interest of an offering underwritten by a market maker which will probably result in fewer purchasers and potential lack of a future public market to sell your shares.  Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group.  These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock.  This offering is to be sold by our executive officer.  We have no commitment from any brokers to sell shares in this offering.  As a result, we will not have the typical broker public market interest normally generated with an initial public offering.  Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares.

Because there is no current market and a trading market may never develop for our stock, your investment may be illiquid.  Currently, we are privately owned and there is no public trading market for our stock and there can be no assurance that any market will develop.  If a market develops for our stock, it will likely be limited, sporadic and highly volatile.  100% of our outstanding shares are restricted securities under Rule 144, which means that they are subject to restrictions on resale in the public market.  Future sale of the restricted stock after these restrictions lapse or are satisfied, could have a depressive effect on the price of the stock in any public market that develops and the liquidity of your investment.  Public trading of the common stock is covered by Rule 15c2-6 of the Securities Exchange Act of 1934, which imposes certain sales practice requirements on broker-dealers who sell certain designated securities to persons other than established customers and certain categories of investors.  For transactions covered by the rule, the broker-dealer must make a suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to sale.  Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time.  Consequently, so long as the common stock is a designated security under the rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the stock.

Shares of stock that are eligible for sale by our stockholders may decrease the price of our stock.  Upon completion of the offering, we will have 25,750,000 shares outstanding, including 750,000 shares that are freely tradable if we sell the minimum and we will have 26,500,000 shares outstanding, including 1,500,000 shares that are freely tradable if we sell the maximum and 5,000,000 shares that are restricted shares but may be sold under Rule 144.  If there is a public market for our stock and if the holders sell substantial amounts of our stock, then the market price of our stock could decrease.

FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus.  This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position.  You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.  Actual results may differ materially from those included within the forward-looking statements as a result of various factors.  Cautionary statements in the risk factors section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

DILUTION AND COMPARATIVE DATA

As of September 30, 2005, we had a net tangible book value, which is the total tangible assets less total liabilities, of ($17,361) or approximately ($0.00069) per share.  The following table shows the dilution to your investment without taking into account any changes in our net tangible book value after September 30, 2005, except the sale of the minimum and maximum number of shares offered.

	Assuming Minimum Shares Sold	Assuming Maximum Shares Sold
Shares Outstanding	25,750,000	26,500,000

Public offering proceeds at $0.10 per share	$75,000	$150,000

Net offering proceeds after Expenses	$45,000	$120,000

Net tangible book value before offering Per share	($17,361) ($0.00069)	($17,361) ($0.00069)

Pro forma net tangible book value after offering Per share	$27,639 $0.00107	$102,639 $0.00387

Increase attributable to purchase of shares by new investors	$0.00176	$0.00456

Dilution per share to new investors	$0.09824	$0.09613

Percent dilution	98.24%	96.13%

The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of September 30, 2005:

	Shares Owned Number %	Total Consideration Amount %	Average Price Per Share
Present Shareholders	25,000,000 100%	$7,000 100%	$0.00028
New Investors Minimum Offering Maximum Offering	750,000 3% 1,500,000 5.6%	$75,000 91.46% $150,000 95.54%	$.10 $.10

The numbers used for Present Shareholders assumes that none of the present shareholders purchase additional shares in this offering.

The above table illustrates that as an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by current shareholders and that you will contribute a high percentage of the total amount to fund RNS, but will only own a small percentage of our shares.  Investors will have contributed $75,000 if the minimum is raised and $150,000 if the maximum offering is raised, compared to $7,000 contributed by current shareholders.  Further, if the minimum is raised, investors will only own 3% of the total shares and if the maximum is raised, investors will only own 5.6% of the total shares.

USE OF PROCEEDS

The net proceeds to be realized by us from this offering, after deducting estimated offering related expenses of approximately $30,000 is $45,000 if the minimum number of shares is sold and $120,000 if the maximum number of shares is sold.

The following table sets forth our estimate of the use of proceeds from the sale of the minimum and the maximum amount of shares offered.  Since the dollar amounts shown in the table are estimates only, actual use of proceeds may vary from the estimates shown.

Description

    Assuming Sale of

    Assuming Sale of

    Minimum Offering

    Maximum Offering

Total Proceeds

$75,000

$150,000

Less Estimated Offering Expenses

$30,000

$  30,000

Net Proceeds Available

$45,000

$120,000

Use of Net Proceeds

Pay off notes

$20,636

$  20,636

Settle accounts payable

$    642

$       642

Website Maintenance

$  2,000

$    3,000

Marketing

$  1,000

$    4,000

Software development

$10,000

$  10,000

Working capital

$10,722

$  81,722

TOTAL NET PROCEEDS

$45,000

$120,000

During the period ended September 30, 2005 the President of the Company made a cash advance of $7,500 to the Company.  In addition, an amount of $12,500 is owing to the President pursuant to the Technology Purchase Agreement.  Both amounts are unsecured, bear interest at 8% per annum and are repayable on demand.  At September 30, 2005 interest of $644 has been accrued on these debts.  We intend to use proceeds from this offering to pay off our debt to Mr. Livio Susin, our President.  The Technology Purchase Agreement included all right, title and interest in and to the SEOdoctor domain, all data and information related to SEOdoctor, software code and cold fusion code, all contents of the administrative database, potential customer list and all intellectual property rights.

The President of the Company provides management services to the Company commencing May, 2005.  The services are valued at $400 per month.  During the period ended September 30, 2005 management services of $2,000 were charged to operations.  At September 30, 2005, an amount of $400 is owing for unpaid management services.  We intend to pay management services to Mr. Livio Susin from the working capital proceeds of this offering in the amount of $400 owing as of September 30, 2005 and $400 per month thereafter.

If we do not exceed the minimum, we will likely defer payment on the interest and management fees owed to Livio Susin.  If we raise the minimum, we intend to expend up to $3,000 to maintain our website, up to $4,000 on marketing, spend up to $10,000 on software development and use the balance of the proceeds for working capital.  The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including additional product development, professional fees including legal and consulting fees, expenses including office supplies and travel costs and other administrative costs.  The amounts actually expended for working capital purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under Risk Factors.

Costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and revenues generated from our operations.

If less than the maximum offering is received, we will apply the proceeds according to the priorities outlined above.  We anticipate that we will apply the first additional $1,000 toward website maintenance, then the next $3,000 additional toward marketing, and the balance, if any would be applied to working capital.   If we receive less than $4,000 over the minimum offering, our first priority will be to apply funds to website maintenance and then to additional marketing The proceeds will be used as outlined and we do not intend to change the use of proceeds or pursue any other business other than as described in this prospectus.

Pending expenditures of the proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.

DETERMINATION OF OFFERING PRICE

The offering price of the shares was arbitrarily determined by our management.  The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value.  In no event should the offering price be regarded as an indicator of any future market price of our securities.  In determining the offering price, we considered such factors as the prospects for our products, our management’s previous experience, our historical and anticipated results of operations and our present financial resources.

DESCRIPTION OF BUSINESS

General

We were formed as a Nevada corporation on January 6, 2005 as File4ward Software, Inc.  On March 16, 2005 we changed our name to RNS Software, Inc.  We are in the business of developing and marketing a search engine optimization software package named SEOdoctor.  To date, we have not sold any of our products.  Our accountants have raised substantial doubts about our ability to continue as a going concern. Further, we rely on our sole employee, officer and director, Mr. Susin to conduct our business.

SEOdoctor stands for “Search Engine Optimization”.  This product allows a client’s website to have key identifier words embedded in the home page which in turn would interact with search engines and result in the client’s website receiving a higher profile / ranking in searches.

Technology rights

Pursuant to a Technology Purchase Agreement (the “Agreement”) dated May 6, 2005, the Company acquired from the President of the Company a 100% undivided right in and to a SEOdoctor software package, all rights, title and interest in and to the SEOdoctor domain at www.seodoctor.com, present customer database, and all intellectual property rights related to SEOdoctor products and trademarks for $12,500.  The $12,500 was paid by way of a promissory note bearing interest at 8% per annum and payable on demand. As at September 30, 2005, the Company owed $12,500 plus accrued interest of $403 to the President of the Company.

The technology is comprised of the following components:

1.

All right, title, and interest in and to the SEOdoctor domain;

2.

All present pages and graphics relating to the SEOdoctor product;

3.

Software code and cold fusion code comprising the SEO Injector tool;

4.

All contents of the administrative database for the SEOdoctor domain;

5.

The present potential customer list including contact names, numbers and addresses;

6.

All intellectual property rights, including the rights to existing trademarks or trademarks in process or the rights to file trademark applications in all jurisdictions, to the

SEOdoctor name and SEO Injector tool name.

At present, none of our trademarks are registered.

The potential customer database was compiled by RNS from a variety of industry sources for internal marketing use only.  RNS does not intend to sell its database.

Our business

Search engine optimization is the process of optimizing a web site to reflect specific keywords and phrases that are relevant to the business the web site is representing.  If properly applied, this optimization helps the web site to attract visitors who are searching for those specific keywords.

A web site’s main page is called the Home Page; all additional pages which are interlinked together are called the Sub Pages.  Search engine optimization relates to a variety of elements, not only on the web site's home page, but to the sub pages as well. Those elements can include things like the link structure, link popularity and the content of the site itself. Once a web site is properly optimized, the goal then is to make sure that each of the top crawler based search engines find the site and add as many pages as possible in their indices. Crawler based search engines usually begin with the web site’s home page and then work their way to other pages of the site.

Another important aspect of search engine optimization is making sure the sub pages or at least the main areas of the web site are accessible from the home page. That way, if some of your web site’s pages are optimized for different keywords and can be found in the search engines, they can draw traffic to your website.  Search engine optimization also involves making sure the web site is listed in the major directories in the right category and that the web site has a title and description that is reflective of the keywords the web site is targeting.

Other elements of search engine optimization include monitoring the web site’s positioning in the search engines, making adjustments as necessary to stay in top position and submitting to new engines or directories that come along as well.  Search engine traffic is used by many businesses as a non-intrusive method of Internet marketing.  As opposed to the intrusive online and offline advertising which interrupting the potential customer activities, search is unique because it is presented to the searcher at the exact moment they are seeking knowledge or a solution.  Search engine traffic originates from a voluntary, audience-driven search.

The SEOdoctor search engine positioning tool gives the user’s website the advantage it needs for top search engine website ranking. Our optimization software allows the user to choose what content the visitor to their web site sees without crowding the page with the key words presented to the search engines.

Achieving top search engine website ranking is a very important tasks for any webmaster or search engine optimization expert, especially if they are working on an image-based or Flash-driven website. The SEOdoctor search optimization software package was created to assist users in attaining top search engine positioning by transparently allowing for the injection of content, headers, links, titles, and meta tags for the search engines specifically. SEOdoctor positioning tool also allows the user to tailor these injection types for each of the major search engines individually and entirely transparent to a live visitor.

Our revenues are derived from user subscriptions which range from one month to annual terms.  We also offer a 30 day free trial offer to first time subscribers.  As a result, our revenues are difficult to predict from period to period.  We intend to target small and medium sized business and need to cultivate a significant base of subscribers in order to generate a ratable flow of services and revenue.  We anticipate that most of our subscribers will first try the free version before deciding to subscribe to the paid service.    We do not believe that any single subscriber will be our major revenue stream.

Our reputation and positive feedback is dependent on ability to meet subscribers’ expectations and delivering quality software and customer support.  It is critical that our quality of service meets client expectations in order for us to retain existing users and to obtain new subscribers.  We intend to demonstrate to subscribers that we have a quality product and are flexible to their needs because of our variety of subscription options.

The pricing structure of our services may inhibit our ability to be profitable.  We have researched the existing market for our services and have made a reasonable estimate with respect to the pricing structure required to attract business.  Unfortunately, at this time our intended service operations are less experienced in this area than many of our competitors.  We may find that while keeping our pricing competitive, we experience more labor hours than our competitors would on a given software product, and thus may show less of a profit margin on subscriptions.

We eventually intend to hire information technology (IT) personnel in order to maintain and upgrade our software package, or to contract with such individuals on a consulting basis for software services.  Our intended staff is still becoming familiar with the critical software components.  However, any unforeseen problems with the software, equipment, or learning process could severely decrease our ability to serve and maintain clients.

Generating revenue

Our pricing and packages available are as follows:

PACKAGE	Domains	Per Month	Annual	One time Setup Fee
SPECIAL !!	RUN SOFTWARE FROM YOUR OWN SITE
STAND ALONE	1	NA	$99.00	NA

	HOSTED SERVICE (RUN FROM OUR SITE)
HOSTED	1	$35.00	NA	$25.00
This is the "starter" or basic package. The $25 fee is added to your virtual hosting bill. This is a hosting add on
Server 1	1 IP	NA	$375.00	$50.00
Server 2	125 IPs	NA	$2000	$500
This solution is for those with their own servers who want to maximize their Search

11

Engine Positioning CPA. Server 1 is based on one Domain and service times out after 365 days unless renewed. Server 2 is for those with their own server with multiple IPs and/or domains (Max 125). Each domain times out bases on start date after one year unless renewed.

The users can maximize their CPA (Cost Per Action) on the SEOdoctor Search Engine Positioning Tool by choosing one of our dedicated server options. This gives them the freedom to expand promotions and/or promote additional sites/products without having to set up additional accounts.

If the subscriber just wants to test out what SEOdoctor can do for them or they only have one site and have no plans for future expansion the virtual option is a great choice.  Virtual option means that the subscriber’s web site is hosted at one of our hosting partner facilities.  Our hosting partners are: WeDoHosting.com - http://www.wedohosting.com.  Setup fees for several packages are waived for subscribers who choose to move their web sites to take advantage of the SEOdoctor.com service.  For subscribers using with their own servers, we provide the entire package to operate the service from their own server.

Our users usually subscribe for a defined term of subscription.  As a result, a subscriber may not engage us for further services once the subscription has expired.  We intend to establish our initial clientele via existing relationships with web page designers, web hosting companies, and other professionals.

We also have an incentive program, the SEO Doctor Search Engine Affiliate Program.  If a webmaster refers a client to our products and that client then purchases our product, we will pay the referring webmast 50% of all revenue from that specific sale.  This is a one-time payment for that one initial purchase and any renewals would not be included in this incentive program.

Marketing strategy

Our sales and marketing efforts are focused on strengthening our name and building our reputation as a secure, reliable and cost-efficient provider of search engine optimization software packages.  We intend to establish our initial users via existing relationships that we have and will develop with page designers, web hosting companies, and other search engine marketing specialists.

We will submit a link to our free trial version to web sites offering free downloads.  Using our own technology, our web site comes up in the top ten search results when words “search engine optimization software” are used as key words for the search.  We cannot guarantee that we will be able to maintain the top ten rating in the future, or that the web site traffic generated through directory searches will result in paid subscriptions.

To improve our chances of attracting repeat subscribers we are planning on adding new features and coming out with updates to our current software.  We intend notify all past and existing subscribers of any new products or updates.

We work with a hosting services group, where our web site www.seodoctor.com is managed and hosted.  We have notified this group about our products and advertise our services to their existing clients.

We believe that initially we will be able to operate at near capacity in the near future from subscribers that will be referred by our existing business contacts.  Other than maintaining our web site exposure to the Internet, we do not anticipate the need to do marketing or advertising in order to cultivate subscribers.

We believe that our clients will find the values and benefits of our services to be superior to their other options.  We plan to provide our customers with:

•

Personal attention and increased subscription plan flexibility.   We anticipate that many of our subscribers will have been referred to us through business relationships.  We value these relationships and understand how critical it is to keep not only the subscriber but the referral source satisfied.  We intend to have a personal rapport with larger subscribers and therein an ability to be more sensitive to their individual needs.

•

Reduced cost.  We intend to price our services in an extremely attractive manner compared to competitors, with a simple pricing structure.  We have a narrow focus of service, search engine optimization.  We are structuring our services so that subscribers are not expected to absorb the many inefficiencies of multiple tasks that some of our competitors may experience.

•

Secure and reliable service.  We offer our subscribers a highly secure and reliable search engine optimization software package.

Competition

While the market for search engine optimization is relatively new, it is already highly competitive.  Additionally, since more and more websites are competing for the top rankings with the search engines, there have been an increasing number of businesses that have commenced services similar to ours.  We expect that this will continue to be the trend in this service niche.  In some cases we will be competing with the in-house technical staff of our prospective subscribers or our referral sources.  Some of our competitors include IBP (www.alexandra.com), Webtrends, Inc. (www.webposition.com), Website-Submission.com, Windrose Software (www.optilinksoftware.com), as well as others.

Many of these businesses have longer operating histories and significantly greater financial, technical, marketing and managerial resources than we do.  There are relatively low barriers to entry into our business.  We have no patented or other proprietary technology that would preclude or inhibit competitors from designing software with similar features as SEOdoctor software package.  We expect that we will continue to face additional competition from new entrants into the market in the future.

Our business is in an evolving industry and we may not be able to keep up with technology.  If we do not keep pace with changing technologies and user preferences, our current services may become obsolete or unmarketable.  For example, many competitors provide search engine marketing consulting services in addition to search engine optimization software.  We currently do not provide any consulting services to our clients.  Some of the larger companies may require additional web site marketing tools which we do not currently offer.

Governmental Regulation

Although we intend to comply with all applicable laws and regulations, we cannot assure you that we are in compliance or that we will be able to comply with all future laws and regulations.  Additional federal or state legislation, or changes in regulatory implementation, may limit our activities in the future or significantly increase the cost of regulatory compliance.  If we fail to comply with applicable laws and regulations, criminal sanctions or civil remedies, including fines, injunctions, or seizures, could be imposed on us.  This could have a material adverse effect on our operations.

Several proposals have been made at the U.S. state and local level that would impose additional taxes on the sale of goods and services through the Internet. These proposals, if adopted, could substantially impair the growth of e-commerce, and could diminish our opportunity to derive financial benefit from our activities. In December 2004, the U.S. federal government enacted legislation extending the moratorium on states and other local authorities imposing access or discriminatory taxes on the Internet through November 2007. This moratorium does not prohibit federal, state, or local authorities from collecting taxes on our income or from collecting taxes that are due under existing tax rules. In conjunction with the Streamlined Sales Tax Project, the U.S. Congress continues to consider overriding the Supreme Court’s Quill decision, which limits the ability of state governments to require sellers outside of their own state to collect and remit sales taxes on goods purchased by in-state residents. An overturning of the Quill decision would harm our users and our business.

Employees

At the present time Livio Susin is our only employee as well as our sole officer and director and a major shareholder.  Mr. Susin will devote such time as required to actively market and further develop our services and software products.  At present, we expect Mr. Susin will devote at least 30 hours per week to our business.  We expect to contract the services of a web hosting company and use their central server for our web site needs.  We do not anticipate hiring any additional employees until such time as additional staff is required to support our operations.

Facilities and Property

We currently maintain a 500 square foot office space provided by Livio Susin, our officer and director, at no cost to us.  We do not have any written agreement regarding our office space.  Our address is 2197 West 2nd Avenue, Suite 103, Vancouver, British Columbia V6K 1H7, Canada.  Our telephone number is 604-789-2410.  We anticipate this situation will be maintained for at least the next twelve months.  The facility meets our current needs, however should we expand in the future, we may have to relocate.  If we have to relocate, we will seek office space at or below then prevailing rates.

Legal proceedings

Our company is not a party to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against RNS have been threatened.

PLAN OF OPERATION

Should we receive the minimum offering of $75,000, we will realize net proceeds of $45,000.  This amount will enable us to pay off our existing debt, implement a marketing program and provide us with sufficient working capital to continue operations for a period of twelve months.  Should we receive the maximum amount of the offering of $150,000, we will realize net proceeds of $120,000.  This amount will enable us to expand our marketing and advertising and purchase additional equipment.  We anticipate that with the maximum offering amount, we can continue our operations for a period of twelve months.

Upon receipt of the proceeds of this offering, we will pay off our debt of $21,278.  Our debts include a $20,236 promissory note and accrued interest to payable to Livio Susin, and accrued management fees of $400 payable to Livio Susin.  If we do not exceed the minimum, we will likely defer payment on the interest and management fees owed to Livio Susin.  If we exceed the minimum, we intend to expend up to $3,000 to maintain our website, up to $4,000 on marketing, spend up to $10,000 on software development and use the balance of the proceeds for working capital.  The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including additional product development, professional fees including legal and consulting fees, expenses including office supplies and travel costs and other administrative costs.  The amounts actually expended for working capital purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under Risk Factors.

We believe we have accurately estimated our needs for the next twelve months based on receiving both the minimum and maximum amount of the offering.  It is possible that our startup costs will be higher than estimated.  At present, we have no capital commitments for the next twelve months.  We believe we have reserved sufficient working capital to cover any unexpected expenses.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.  If we are unable to raise the offering amount and our request for client services declines, it may be necessary for us to find additional funding in order to continue our operations.  In this event, we may seek additional financing in the form of loans or sales of our stock and there is no assurance that we will be able to obtain financing on favorable terms or at all or that we will find qualified purchasers for the sale of any stock.  We do not have any commitments for any type of financing or funding.

Upon effectiveness of this registration statement, we intend to comply with our reporting duties as public company.  To demonstrate our commitment to operating fairly and ethically, we have recently adopted a Corporate Code of Ethics that is attached as an exhibit to this registration statement.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Period from January 6, 2005 (inception) to September 30, 2005

We did not generate any revenue from January 6, 2005 (inception) to September 30, 2005.  From inception to September 30, 2005 our expenses were $11,861.  Expenses consisted of professional fees, administrative and management fees, as well as travel and promotion.  The professional fees were, to a large extent, to our auditors and legal counsel for preparation of this registration statement.  As a result, we have reported a net loss of $11,861 for the period ended September 30, 2005

Liquidity and Capital Resources

At September 30, 2005 we had total assets of $19,214.  Current assets consisted of $1,894 in cash, $4,820 in prepaid expenses and technology rights valued at $12,500.  Total current liabilities at September 30, 2005 consisted of $23,044 in amounts payable to related parties and accounts payable of $1,031.

We do not anticipate any capital expenditures in the next twelve months.  We anticipate using the funds from this offering to pay off our debts, develop promotional literature, update our website and software and continue operations for the next twelve months.

MANAGEMENT

Our business will be managed by our officer and director.

Name	Age	Position	Since
Livio Susin	50	President, Secretary, Treasurer and Director	January 6, 2005

The following is a brief biography of our officer and director.

Livio Susin, President, Secretary, Treasurer and Director.

Mr. Susin graduated from the British Columbia Institute of Technology and received his degree in Business Administration in 1977. He has been the president of Gravity West Mining (GW), a mining company, since January 2003. GW acquires and develops mining properties in Canada and other countries. As President of GW., Mr. Susin is responsible for handling all aspects of corporate governance, including raising funds, investor relations, regulatory filings, legal and accounting matters and project management.  From April 1994 until June 2003, Mr. Susin worked as an independent entrepreneur actively investing in public companies. Some other projects he participated in included building, opening, running and selling a successful  restaurant, as well as learning and trading Options focusing on Nasdaq Index. From Sep. 1992 to March 1994 Mr. Susin co-founded a mining company, International Taurus Resources. From August 1988 to Sep. 1992 he served as co-founder and president of American Pizza Corp.

COMPENSATION

There are no formal written employment arrangements in place.  We have agreed to pay Mr. Susin $400 per month for his management services with payment to be made as the services are performed.  During the period ended September 30, 2005 management services of $2,000 were charged to operations.  At September 30, 2005, an amount of $400 is owing for unpaid management services.  In addition, we have agreed to reimburse Mr. Susin for expenses incurred on our behalf.  We do not have any agreements or understandings that would change the terms of compensation during the course of the year. We do not anticipate compensating any directors.

The table below shows what we have paid to Mr. Susin since our inception of January 6, 2005 through September 30, 2005.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year Ended	Annual Compensation			Long Term Compensation			All Other Compen- sation ($)
					Awards		Payouts
		Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)
Livio Susin, President, Secretary, Treasurer, Chief Financial Officer, Director	1-6-05 (inception) to 12-31-05	$3,600 (1)	-0-	-0-	-0-	-0-	-0-	-0-

(1)  Mr. Susin has been paid $2,000 for management services.  As of December 31, 2005, an additional $1,600 was owed for management services not yet paid.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the period ended September 30, 2005 the President of the Company made a cash advance of $7,500 to the Company.  In addition, an amount of $12,500 is owing to the President pursuant to the Technology Purchase Agreement.  Both amounts are unsecured, bear interest at 8% per annum and are repayable on demand.  At September 30, 2005 interest of $644 has been accrued on these debts.

The President of the Company provides management services to the Company commencing May, 2005.  The services are valued at $400 per month.  During the period ended September 30, 2005 management services of $2,000 were charged to operations.  At September 30, 2005, an amount of $400 is owing for unpaid management services.

Ferruccio Susin is the brother of our President, Livio Susin.  He purchased 2,500,000 shares of our common stock for $2,500 on June 14, 2005.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of 750,000 shares should we sell the minimum amount and 1,500,000 should we sell maximum number of shares.

The table includes:

•  each person known to us to be the beneficial owner of more than five percent of the outstanding shares

•  each director of RNS

•  each named executive officer of RNS

Name & Address	# of Shares Beneficially Owned	% Before Offering	% After Minimum	% After Maximum
Livio Susin (1) 2189 West 2nd Ave. Suite 11 Vancouver, BC V6K1H7	20,000,000	80%	77.7%	75.5%

Gail Lorraine Jellema 6220 Lower Chippewa Road Duncan, BC V9L 5P8	2,500,000	10%	9.7%	9.4%

Ferruccio Susin (2) 2845 Venables Street Vancouver, BC V6K 2R7	2,500,000	10%	9.7%	9.4%

All directors and executive officers as a group (1 person)	20,000,000	80%	77.7%	75.5%

(1)

Officer and/or director.

(2)

Ferruccio Susin is the brother of our President, Livio Susin.

DESCRIPTION OF THE SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock with a par value of $.0001 per share.  As of the date of this prospectus, there are 25,000,000 shares of common stock issued and outstanding.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders.  In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any.  Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors.  Holders of common stock have no preemptive or other rights to subscribe for shares.  Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor.  The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Transfer Agent

Interwest Transfer Company, Inc., 1981 East 4800 South, Salt Lake City, Utah 84124, is our transfer agent.

SHARES AVAILABLE FOR FUTURE SALE

As of the date of this prospectus, there are 25,000,000 shares of our common stock issued and outstanding.  Upon the effectiveness of this registration statement, 750,000 shares will be freely tradable if the minimum is sold and 1,500,000 shares will be freely tradeable if the maximum number of shares is sold.  The remaining 25,000,000 shares of common stock will be subject to the resale provisions of Rule 144.  Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

Rule 144 governs resale of “restricted securities” for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an “affiliate of the issuer.  Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act.  An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer.  Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock.  Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company.  Thereafter, shares of common stock may be resold without registration subject to Rule 144’s volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company (“Applicable Requirements”).  Resales by the company’s affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements.  The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale.  A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

We have three shareholders.  Currently, there is no public trading market for our securities and there can be no assurance that any market will develop.  If a market develops for our securities, it will likely be limited, sporadic and highly volatile.  Currently, we do not plan to have our shares listed nor do we have any agreements with any market makers.  At some time in the future, a market maker may make application for listing our shares.

Presently, we are privately owned.  This is our initial public offering.  Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group.  These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock.  This offering is to be sold by our sole officer and director.  We have no commitment from any brokers to sell shares in this offering.  As a result, we will not have the typical broker public market interest normally generated with an initial public offering.  Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares.

Currently the Shares are subject to Rule 15g-1 through Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act.  Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives.  Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer.  Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time.  Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock.  The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

Our stock will be considered a penny stock.  A penny stock is generally a stock that:

- is not listed on a national securities exchange or Nasdaq,

- is listed in "pink sheets" or on the NASD OTC Bulletin Board,

- has a price per share of less than $5.00 and

- is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

- determination of the purchaser's investment suitability,

- delivery of certain information and disclosures to the purchaser, and

- receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules.  In the event our common stock becomes subject to the penny stock trading rules,

- such rules may materially limit or restrict the ability to resell our common stock, and

- the liquidity typically associated with other publicly traded equity securities may not exist.

A market for our stock may never develop and you would not have the ability to sell your stock publicly.

PLAN OF DISTRIBUTION

We are registering this offering in California and Colorado only.  We are offering a minimum of 750,000 shares and a maximum of 1,500,000 shares on a best efforts basis directly to the public through our officer and director.  This offering will expire 90 days after the date of this offering and can be extended by the management for an additional 30 days.  If we do not receive the minimum proceeds within 120 days from the date of this prospectus, your investment will be promptly returned to you without interest and without any deductions.  We may terminate this offering prior to the expiration date.

In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased by check payable to the order of Escrow Specialists, FBO RNS Software, Inc. Escrow Account.

Until the minimum 750,000 shares are sold, all funds will be deposited in a non-interest bearing escrow account at, Escrow Specialists, P. O. Box 3287, Ogden, UT 84405.  In the event that 750,000 shares are not sold during the 120 day selling period commencing on the date of this prospectus, all funds will be promptly returned to investors without deduction or interest.

Solicitation for purchase of our shares will be made only by means of this prospectus and communications with our sole officer and director who:

(i)

will not receive any commission in connection with the sale of any securities registered in this offering;

(ii)

are not and have not been associated persons of a broker dealer within the preceding 12 months;

(iii)

do not participate in selling an offering of securities for any issuer more than once every 12 months;

(iv)

have not been subject to any statutory disqualification as defined in section 3(a)(39) of the Securities Exchange Act; and

(v)

intend to primarily perform, at the end of this offering, substantial duties on behalf of the issuer otherwise than in connection with transactions in securities.

As a result, our sole officer and director, Mr. Livio Susin, will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.  Mr. Livio Susin meets the conditions of Rule 3a4-1 and therefore, is not required to register as a broker-dealer pursuant to Section 15.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering.  All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission Filing Fee	$ 20.00
Printing Fees and Expenses	500.00
Legal Fees and Expenses	15,000.00
Accounting Fees and Expenses	13,000.00
Blue Sky Fees and Expenses	500.00
Trustee’s and Registrar’s Fees	500.00
Miscellaneous	480.00
TOTAL	$ 30,000.00

LEGAL MATTERS

The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for RNS by Cletha A. Walstrand, P.C., 1328 East 600 North, Bountiful, UT 84010.

EXPERTS

The financial statements of RNS as of June 30, 2005, appearing in this prospectus and registration statement have been audited by Dale Matheson Carr-Hilton LaBonte as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of Dale Matheson Carr-Hilton LaBonte as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH

ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares offered hereby.  This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto.  For further information with respect to RNS Software, Inc. and the shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith.  Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.  A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee.  This information is also available from the Commission’s Internet website, http://www.sec.gov.

Once this registration statement becomes effective, we will be required to file annual and quarterly reports as well as other reports with the Securities and Exchange Commission.  At such time that we are required to file such reports, they may be read and inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. and copies of all or any part of the reports may be obtained from the Commission upon payment of a prescribed fee.  This information will also be available from the Commission’s Internet website, http://www.sec.gov.

RNS SOFTWARE INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

June 30, 2005

(Stated in US Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

23

BALANCE SHEET

24

STATEMENT OF OPERATIONS

25

STATEMENT OF CASH FLOWS

26

STATEMENT OF STOCKHOLDERS’ EQUITY

27

NOTES TO FINANCIAL STATEMENTS

28

RNS SOFTWARE INC.

(A Development Stage Company)

BALANCE SHEET

September 30, 2005

(Stated in US Dollars)

(Unaudited)

BALANCE SHEET

33

STATEMENT OF OPERATIONS

34

STATEMENT OF CASH FLOWS

35

STATEMENT OF STOCKHOLDERS’ EQUITY

36

NOTES TO FINANCIAL STATEMENTS

37

DALE MATHESON

CARR-HILTON LABONTE

Chartered Accountants

To the Stockholders and Board of Directors of RNS Software Inc.

We have audited the balance sheet of RNS Software Inc. (a development stage company) as at June 30, 2005 and the statements of operations, changes in stockholders’ equity and cash flows for the period from January 6, 2005 (inception) to June 30, 2005.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2005 and the statements of operations, changes in stockholders’ equity and cash flows for the period from January 6, 2005 (inception) to June 30, 2005, in accordance with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company is in the development stage and has incurred losses since inception and has limited working capital available raising substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ “Dale Matheson Carr-Hilton LaBonte”

CHARTERED ACCOUNTANTS

Vancouver, B.C.

August 19, 2005

Suite 1700 – 1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1, Tel: 604 687 4747 * Fax: 604 687 4216

RNS SOFTWARE INC.

(A Development Stage Company)

BALANCE SHEET

June 30, 2005

(Stated in US Dollars)

ASSETS
Current
Cash	$ 1,785
Prepaid expenses	5,000

6,785
Technology rights – Note 3	12,500

$ 19,285

LIABILITIES
Current
Accounts payable and accrued liabilities	$ 642
Due to related party – Notes 3 and 5	20,636

21,278

STOCKHOLDERS’ DEFICIENCY
Capital stock – Note 4
100,000,000 shares authorized, $0.0001 par value
25,000,000 shares issued and outstanding	2,500
Additional paid-in capital	4,500

Deficit accumulated during the development stage	(8,993)

(1,993)

$ 19,285

Nature and Continuance of Operations – Note 1

The accompanying notes are an integral part of these financial statements

RNS SOFTWARE INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

for the period January 6, 2005 (Inception) to June 30, 2005

(Stated in US Dollars)

January 6, 2005
(inception)
to June 30,
2005
Expenses
Accounting and audit fees	$ 3,142
Office and general	2,080
Management fees	800
Travel and promotion	2,971

Net loss for the period	$ (8,993)

Basic loss per share	$ (0.01)

Weighted average number of shares outstanding	6,971,429

The accompanying notes are an integral part of these financial statements

RNS SOFTWARE INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

for the period January 6, 2005 (Inception) to June 30, 2005

(Stated in US Dollars)

January 6, 2005
(inception)
to June 30,
2005
Operating Activities
Net loss for the period	$ (8,993)

Change in non-cash working capital items
Prepaid expenses	(5,000)
Accounts payable and accrued liabilities	1,042
Accrued interest payable	236

(12,715)

Financing Activities
Advances from related party	7,500
Proceeds from issuance of common stock	7,000

14,500

Increase in cash during the period	1,785

Cash, beginning of the period	-

Cash, end of the period	$ 1,785

Other non-cash transaction:

During the period, the Company acquired technology rights valued at $12,500 by issuance of a promissory note.  Refer to Note 3.

Supplementary disclosure of cash flow information:
Cash paid for:
Interest	$ -

Income Taxes	$ -

The accompanying notes are an integral part of these financial statements

RNS SOFTWARE INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

for the period January 6, 2005 (Inception) to June 30, 2005

(Stated in US Dollars)

				Deficit
				Accumulated
			Additional	During the
	Common Shares		Paid-in	Development
	Number	Par Value	Capital	Stage	Total

Balance, January 6, 2005 (Inception)	-	$ -	$ -	$ -	$ -
Issued for cash:
Common stock May, 2005 – at $0.0001	20,000,000	2,000	-	-	2,000
June, 2005 – at $0.001	5,000,000	500	4,500	-	5,000
Net loss for the period	-	-	-	(8,993)	(8,993)

Balance, June 30, 2005	25,000,000	$ 2,500	$ 4,500	$ (8,993)	$ (1,993)

The accompanying notes are an integral part of these financial statements

RNS SOFTWARE INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2005

(Stated in US Dollars)

Note 1

Nature and Continuance of Operations

The Company was incorporated in the State of Nevada, United States of America on January 6, 2005 and its fiscal year end is December 31.  The Company is in the development stage.  The Company has acquired a software package named SEOdoctor, consisting of the domain name, related software, and the existing customer database.

SEOdoctor stands for “Search Engine Optimization”.  This product allows a client’s website to have key identifier words embedded in the home page which in turn would interact with Google or other search engines, and results in the client’s website receiving a higher profile / ranking in searches.

These financial statements have been prepared on a going concern basis.  The Company has not commenced its planned business operations and has a working capital deficiency of $1,993, and has accumulated a deficit of $8,993 since inception.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern.  Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances.  These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Note 2

Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.  Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Development Stage Company

The Company complies with Financial Accounting Standard Board Statement (“FAS”) No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as being in the development stage.

Note 2

Summary of Significant Accounting Policies – (cont’d)

Technology rights

In accordance with ” Statement of Position (SOP) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” and Statement of Financial Accounting Standards (“SFAS”) No. 86, software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until commercial operations have commenced.  These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies.  Software development costs capitalized include direct labour and purchased software expenses incurred after technological feasibility has been established.  Amortization of capitalized application software development costs begins upon the commencement of commercial operations.  Capitalized costs will be amortized over the estimated product life of three to five years, using the greater of the straight-line method or the ratio of current product revenues to total projected future revenues.  At the balance sheet date, the Company evaluates the net realizable value of the capitalized costs and adjusts the current period amortization for any impairment of the capitalized asset value.  During 2005 the Company capitalized direct costs incurred in the acquisition of its proprietary application software totaling $12,500.  The net book value of capitalized application software is reviewed annually for impairment.  During the period ended June 30, 2005 the Company determined that no impairment in the carrying value of capitalized technology rights had occurred.

Impairment of Long-lived Assets

Capital assets are reviewed for impairment in accordance with FAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”, which was adopted effective January 1, 2002.  Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.  An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, since the functional currency of the Company is U.S. dollars, the foreign currency financial statements of the Company’s subsidiaries are re-measured into U.S. dollars.  Monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date.  Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders’ equity accounts and furniture and equipment are translated by using historical exchange rates.  Any re-measurement gain or loss incurred is reported in the consolidated income statement.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Note 2

Summary of Significant Accounting Policies – (cont’d)

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with FAS No. 109 “Accounting for Income Taxes”.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments consisting of cash, accounts payable and accrued liabilities, agreement payable and due to related party approximate their carrying value due to the short-term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (“SFAS 153”).  SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005.  Management does not believe that the adoption of this standard will have a material impact on the Company’s financial condition or results of operations.

Note 2

Summary of Significant Accounting Policies – (cont’d)

Recent Accounting Pronouncements – (cont’d)

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment”.  SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.  SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”.  SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For nonpublic entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005.

Note 3

Technology rights

Pursuant to a Technology Purchase Agreement (the “Agreement”) dated May 6, 2005, the Company acquired from the president of the Company a 100% undivided right in and to a SEOdoctor software package, all rights, title and interest in and to the SEOdoctor domain, present customer database, and all intellectual property rights related to SEOdoctor products and trademarks for $12,500, which was the President’s original cost of acquisition.  The $12,500 was paid by way of a promissory note bearing interest at 8% per annum and payable on demand. As at June 30, 2005, the Company owed $12,500 plus accrued interest of $151 to the President of the Company.

SEOdoctor allows a client’s website to have key identifier words embedded in the home page which in turn would interact with Google or other search engines when they come calling to respond to a user’s internet search.  This results in the clients website receiving a higher profile/ranking in searches and standing out from other similar websites.  The Company intends to raise funds in order to continue to upgrade and develop the software.

Note 4

Capital Stock

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of one tenth of one cent ($0.0001) per share and no other class of shares is authorized.

During the period from January 06, 2005 (inception) to June 30, 2005 the Company issued 25,000,000 shares of common stock for total cash proceeds of $7,000.

To June 30, 2005, the Company has not granted any stock options and has not recorded any stock-based compensation.

Note 5

Related Party Transactions

a)

During the period ended June 30, 2005 the President of the Company made a cash advance of $7,500 to the Company.  In addition, an amount of $12,500 is owing to the President pursuant to the Technology Purchase Agreement (Note 3).  Both amounts are unsecured, bear interest at 8% per annum and are repayable on demand.  At June 30, 2005 interest of $236 has been accrued on these debts.

b)

The President of the Company provides management services to the Company commencing May, 2005.  The services are valued at $400 per month.  During the period ended June 30, 2005 management services of $800 were charged to operations.  At June 30, 2005, an amount of $400 is owing for unpaid management services.

Note 6

Income Taxes

The significant components of the Company’s deferred tax assets are as follows:

2005
Deferred Tax Assets
Non-capital loss carryforward	$ 1,349
Less: valuation allowance for deferred tax asset	(1,349)

$ -

There were no temporary differences between the Company’s tax and financial bases that result in deferred tax assets, except for the Company’s net operating loss carryforwards amounting to approximately $8,993 at June 30, 2005 which may be available to reduce future year’s taxable income.

These carryforwards will expire, if not utilized, commencing in 2025.  Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company’s limited operating history and continuing losses.  Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

RNS SOFTWARE INC.

(A Development Stage Company)

BALANCE SHEET

September 30, 2005

(Stated in US Dollars)

(Unaudited)

ASSETS
Current
Cash	$ 1,894
Prepaid expenses	4,820

6,714
Technology rights – Note 3	12,500

$ 19,214

LIABILITIES
Current
Accounts payable and accrued liabilities	$ 1,031
Due to related party – Notes 3, and 5	23,044

24,075

STOCKHOLDERS’ DEFICIENCY
Capital stock – Note 4
100,000,000 shares authorized, $0.0001 par value
25,000,000 shares issued and outstanding	2,500
Additional paid-in capital	4,500

Deficit accumulated during the development stage	(11,861)

(4,861)

$ 19,214

Nature and Continuance of Operations – Note 1

The accompanying notes are an integral part of these financial statements

RNS SOFTWARE INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

for the period January 6, 2005 (Inception) to September 30, 2005

(Stated in US Dollars)

(Unaudited)

January 6, 2005
(inception)
to September 30,
2005
Expenses
Accounting and audit fees	$ 4,173
Bank charges and interest	776
Legal	180
Office and general	1,761
Management fees	2,000
Travel and promotion	2,971

Net loss for the period	$ (11,861)

Basic and diluted loss per share	$ (0.01)

Weighted average number of shares outstanding	13,183,521

The accompanying notes are an integral part of these financial statements

RNS SOFTWARE INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

for the period January 6, 2005 (Inception) to September 30, 2005

(Stated in US Dollars)

(Unaudited)

January 6, 2005
(inception)
to September 30,
2005
Operating Activities
Net loss for the period	$ (11,861)

Change in non-cash working capital items
Prepaid expenses	(4,820)
Accounts payable and accrued liabilities	1,031
Accrued interest payable	644

(15,006)

Financing Activities
Advances from related party	9,900
Proceeds from issuance of common stock	7,000

16,900

Increase in cash during the period	1,894

Cash, beginning of the period	-

Cash, end of the period	$ 1,894

Other non-cash transaction:

During the period, the Company acquired technology rights valued at $12,500 by issuance of a promissory note.  Refer to Note 3.

Supplementary disclosure of cash flow information:
Cash paid for:
Interest	$ -

Income Taxes	$ -

The accompanying notes are an integral part of these financial statements

RNS SOFTWARE INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ DEFICIENCY

for the period January 6, 2005 (Inception) to September 30, 2005

(Stated in US Dollars)

(Unaudited)

				Deficit
				Accumulated
			Additional	During the
	Common Shares		Paid-in	Development
	Number	Par Value	Capital	Stage	Total

Balance, January 6, 2005 (Inception)	-	$ -	$ -	$ -	$ -
Issued for cash:
Common stock May, 2005 – at $0.0001	20,000,000	2,000	-	-	2,000
June, 2005 – at $0.001	5,000,000	500	4,500	-	5,000
Net loss for the period	-	-	-	(11,861)	(11,861)

Balance, September 30, 2005	25,000,000	$ 2,500	$ 4,500	$ (11,861)	$ (4,861)

The accompanying notes are an integral part of these financial statements

RNS SOFTWARE INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2005

(Stated in US Dollars)

(Unaudited)

Note 1

Nature and Continuance of Operations

The Company was incorporated in the State of Nevada, United States of America on January 6, 2005 and its fiscal year end is December 31.  The Company is in the development stage.  The Company has acquired a software package named SEODOCTOR, domain and existing customer database.

SEOdoctor stands for “Search Engine Optimization”.  This product allows a client’s website to have key identifier words embedded in the home page which in turn would interact with Google or other search engines, and results in the client’s website receiving a higher profile / ranking in searches.

These financial statements have been prepared on a going concern basis.  The Company has a working capital deficiency of $17,361, and has an accumulated deficit of $11,861 since inception.  it’s the Company’s ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern.  Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances.  These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Note 2

Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.  Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Development Stage Company

The Company complies with Financial Accounting Standard Board Statement (“FAS”) No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

RNS Software Inc.

(A Development Stage Company)

Notes to the Financial Statements

September 30, 2005

(Stated in US Dollars) – Page 38

(Unaudited)

Note 2

Summary of Significant Accounting Policies – (cont’d)

Technology rights

In accordance with ” Statement of Position (SOP) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” and Statement of Financial Accounting Standards (“SFAS”) No. 86, software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until commercial operations have commenced.  These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies.  Software development costs capitalized include direct labour and purchased software expenses incurred after technological feasibility has been established.  Amortization of capitalized application software development costs begins upon the commencement of commercial operations.  Capitalized costs will be amortized over the estimated product life of three to five years, using the greater of the straight-line method or the ratio of current product revenues to total projected future revenues.  At the balance sheet date, the Company evaluates the net realizable value of the capitalized costs and adjusts the current period amortization for any impairment of the capitalized asset value.  During 2005 the Company capitalized direct costs incurred in the acquisition of its proprietary application software totalling $12,500.  The net book value of capitalized application software is reviewed annually for impairment.  During the period ended September 30, 2005 the Company determined that no impairment in the carrying value of capitalized technology rights had occurred..

Impairment of Long-lived Assets

Capital assets are reviewed for impairment in accordance with FAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”, which was adopted effective January 1, 2002.  Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.  An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, since the functional currency of the Company is U.S. dollars, the foreign currency financial statements of the Company’s subsidiaries are re-measured into U.S. dollars.  Monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date.  Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders’ equity accounts and furniture and equipment are translated by using historical exchange rates.  Any re-measurement gain or loss incurred is reported in the consolidated income statement.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

RNS Software Inc.

(A Development Stage Company)

Notes to the Financial Statements

September 30, 2005

(Stated in US Dollars) – Page 3

(Unaudited)

Note 2

Summary of Significant Accounting Policies – (cont’d)

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with FAS No. 109 “Accounting for Income Taxes”.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments consisting of cash, accounts payable and accrued liabilities, agreement payable and due to related party approximate their carrying value due to the short-term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (“SFAS 153”).  SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005.  Management does not believe that the adoption of this standard will have a material impact on the Company’s financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment”.  SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than

RNS Software Inc.

(A Development Stage Company)

Notes to the Financial Statements

September 30, 2005

(Stated in US Dollars) – Page 4

(Unaudited)

Note 2

Summary of Significant Accounting Policies – (cont’d)

Recent Accounting Pronouncements

Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.  SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”.  SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For nonpublic entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005.  Management does not believe that the adoption of this standard will have a material impact on the Company’s financial condition or results of operations.

FASB has also issued SFAS No. 151 and 152 but they will not have any relationship to the operations of the Company, therefore a description and its impact on the Company’s operations for each, have not been disclosed.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB 107 during the implementation of SFAS No. 123R.

Note 3

Technology rights

Pursuant to a Technology Purchase Agreement (the “Agreement”) dated May 6, 2005, the Company acquired from the president of the Company a 100% undivided right in and to a SEOdoctor software package, all rights, title and interest in and to the SEOdoctor domain, present customer database, and all intellectual property rights related to SEOdoctor products and trademarks for $12,500.  The $12,500 was paid by way of a promissory note bearing interest at 8% per annum and payable on demand.  As at September 30, 2005, the Company owed $12,500 plus accrued interest of $403 to the President of the Company.

SEOdoctor allows a client’s website to have key identifier words embedded in the home page which in turn would interact with Google or other search engines when they come calling to respond to a user’s internet search.  This results in the clients website receiving a higher profile or ranking in searches and standing out from other similar websites.

The Company intends to raise funds in order to continue to upgrade and develop the software.

RNS Software Inc.

(A Development Stage Company)

Notes to the Financial Statements

September 30, 2005

(Stated in US Dollars) – Page 5

(Unaudited)

Note 4

Capital Stock

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of one tenth of one cent ($0.0001) per share and no other class of shares is authorized.

During the period from January 06, 2005 (inception) to September 30, 2005 the Company issued 25,000,000 shares of common stock for total proceeds of $7,000.

To September 30, 2005, the Company has not granted any stock options and has not recorded any stock-based compensation.

Note 5

Related Party Transactions

a)

During the period ended September 30, 2005 the President of the Company made a cash advance of $9,500 to the Company.  In addition, an amount of $12,500 is owing pursuant to the Technology Purchase Agreement (Note 3).  Both amounts are unsecured, bear interest at 8% per annum and are repayable on demand.  At September 30, 2005 interest of $644 has been accrued on these amounts.

b)

The President of the Company provides management services to the Company.  These services are valued at $400 per month.  During the period ended September 30, 2005 management services of $2,000 were charged to operations.  At September 30, 2005, an amount of $400 is owing for unpaid management services.

Note 6

Income Taxes

The significant components of the Company’s deferred tax assets are as follows:

2005
Deferred Tax Assets
Non-capital loss carryforward	$ 1,779
Less: valuation allowance for deferred tax asset	(1,779)

$ -

There were no temporary differences between the Company’s tax and financial bases that result in deferred tax assets, except for the Company’s net operating loss carryforwards amounting to approximately $11,861 at September 30, 2005 which may be available to reduce future year’s taxable income.

These carryforwards will expire, if not utilized, commencing in 2025.  Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company’s limited operating history and continuing losses.  Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

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Until April 19, 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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TABLE OF CONTENTS

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Prospectus Summary

 2

Risk Factors

 3

Forward-Looking Statements

 7

Dilution and Comparative Data

 7

Use of Proceeds

 8

Determination of Offering Price

 9

Description of Business

 9

Plan of Operation

 14

Management’s Discussion and Analysis

 15

Management

 15

Compensation

 15

Certain Relationships and Related Transactions

 16

Principal Stockholders

 16

Description of the Securities

 17

Shares Available for Future Sale

 17

Market for Common Stock

 18

Plan of Distribution

 19

Legal Matters

 20

Experts

 20

Additional Information

 20

Index to Financial Statements

 22

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to whom it is unlawful to make such offer in any jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

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$75,000 Minimum

$150,000 Maximum

RNS SOFTWARE, INC.

750,000 Shares Minimum

1,500,000 Shares Maximum

Common Stock

$.0001 Par Value

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PROSPECTUS

---------------------

January 19, 2006

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PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our company’s charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages.  The Nevada Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except:  (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors and officers to the fullest extent permitted by the Nevada Revised Business Corporations Act, except for liability for (i) breach of duty of loyalty, (ii) acts or omissions not in good faith that involve intentional misconduct or knowing violation of law, (iii) for the payment of distributions to stockholders in violation of section 78.300 of the Nevada Revised Statutes, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with RNS.  However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of negligence or misconduct of the duties involved in the conduct of his office.  To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering.  All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission Filing Fee	$ 20.00
Printing Fees and Expenses	500.00
Legal Fees and Expenses	18,000.00
Accounting Fees and Expenses	8,000.00
Blue Sky Fees and Expenses	1,500.00
Trustee’s and Registrar’s Fees	1,000.00
Miscellaneous	980.00
TOTAL	$30,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following is a detailed list of securities sold within the past three years without registering under the Securities Act.

May 2005

In connection with our formation, we issued 20,000,000 shares of common stock to Livio Susin for $2,000. The shares were sold to an accredited investor in a private transaction without registration in reliance on the exemption provided by Section 4(2) of the Securities Act.  No broker was involved and no commissions were paid in the transaction.

June 2005

The Company issued 5,000,000 shares in a private placement to two investors for $5,000.  The shares were sold to accredited investors in a private transaction without registration in reliance on the exemption provided by Section 4(2) of the Securities Act.  No broker was involved and no commissions were paid in the transaction.

ITEM 27. EXHIBITS.

Exhibits.

SEC Ref. No. 3.1 3.1.1 3.1.2 3.2 5.1 10.01 10.02 10.03 10.04 23.1 23.2 99.1 99.2 99.3

Title of Document

Articles of Incorporation

Amendment 1 to the Articles of Incorporation

Amendment 2 to the Articles of Incorporation

By-laws

Legal Opinion included in Exhibit 23.1

Technology Purchase Agreement

Susin Note $7,500

Susin Note $12,500

Description of Employee Agreement

Consent of Cletha A. Walstrand, P.C.

Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants

Subscription Agreement

Offering Escrow Agreement

Corporate Code of Ethics

Location * * * * * ** ** ** ** * Attached * * *

Incorporated by reference to the registration statement filed on Form SB-2 with the Securities and Exchange Commission on November 2, 2005.

** Incorporated by reference to the amended registration statement filed on Form SB-2 with the Securities and Exchange Commission on December 28, 2005.

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling persons of Wren, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

 SIGNATURES

In accordance with the requirements of the Securities Act of 1933, RNS Software, Inc. certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Amended Registration Statement to be signed on its behalf, in the City of Vancouver, British Columbia, Canada on January 19, 2006.

RNS SOFTWARE, INC.

By: /s/ Livio Susin

Livio Susin

Chief Executive Officer

By:  /s/ Livio Susin

Livio Susin

Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amended Registration Statement has been duly singed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature

Title

Date

Livio Susin

Sole Director

January 19, 2006

46